EXHIBIT 4-f
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                      FIRST SUPPLEMENTAL SENIOR INDENTURE

                                    BETWEEN

                        MORGAN STANLEY DEAN WITTER & CO.


                                      AND


                       THE CHASE MANHATTAN BANK, Trustee




                         Dated as of September 15, 2000


             SUPPLEMENTAL TO AMENDED AND RESTATED SENIOR INDENTURE
                               DATED MAY 1, 1999




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THIS FIRST SUPPLEMENTAL SENIOR INDENTURE dated as of September 15, 2000 between
MORGAN STANLEY DEAN WITTER & CO., a Delaware corporation (the "Issuer"), and
THE CHASE MANHATTAN BANK, as trustee (the "Trustee"),

                                      W I T N E S S E T H :

     WHEREAS, the Issuer and the Trustee are parties to that certain Amended and Restated Senior Indenture dated as of May 1, 1999; (the "Indenture");

     WHEREAS, the Issuer established and on July 27, 2000 issued its Medium-term Notes, Series C, Senior Variable Rate Renewable Notes, EXtendible Liquidity Securities(SM) (the "Notes");

     WHEREAS, Section 8.01 of the Indenture provides that, without the consent of the Holders of any Securities or Coupons, the Issuer, when authorized by a resolution of its Board of Directors, and the Trustee may enter into indentures supplemental to the Indenture for the purpose of, among other things, making any provisions as the Issuer may deem necessary or desirable, subject to the conditions set forth therein; provided that no such action shall adversely affect the interests of the Holders of the Securities or Coupons.

     WHEREAS, the Issuer desires to modify certain provisions of the Notes to reflect a modification in the timing of the acceptances of notices provided to the Trustee under the Notes;

     WHEREAS, the entry into this First Supplemental Senior Indenture by the parties hereto is in all respects authorized by the provisions of the Indenture; and

     WHEREAS, all things necessary to make this First Supplemental Senior Indenture a valid indenture and agreement according to its terms have been done;

     NOW, THEREFORE:

     In consideration of the premises and the purchases of the Securities by the holders thereof, the Issuer and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Notes as follows:


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                                   ARTICLE 1

     SECTION 1.01. Amendment of the Notes. The definition of Election Period within the Notes is hereby amended by deleting the existing definition and inserting in lieu thereof the following:

     ELECTION PERIOD:           With respect to any Election Date, the period
                                beginning on the fifth Business Day
                                preceding such Election Date to, and
                                including such Election Date; provided that if an Election Date is not a Business Day, the Election Period will be extended to the following Business Day; provided further that the holder of this Note must deliver its duly completed "Option to Extend Maturity" on or prior to 5:00 p.m. on the last Business
                                Day in the Election Period.


                                   ARTICLE 2
                            MISCELLANEOUS PROVISIONS

     SECTION 2.01. Further Assurances. The Issuer will, upon request by the Trustee, execute and deliver such further instruments and do such further acts as may reasonably be necessary or proper to carry out more effectively the purposes of this First Supplemental Senior Indenture.

     SECTION 2.02. Other Terms of Indenture. Except insofar as herein otherwise expressly provided, all provisions, terms and conditions of the Indenture are in all respects ratified and confirmed and shall remain in full force and effect.

     SECTION 2.03. Terms Defined. All terms defined elsewhere in the Indenture shall have the same meanings when used herein.

     SECTION 2.04. GOVERNING LAW. This First Supplemental Senior Indenture shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State, except as may otherwise be required by mandatory provisions of law.

     SECTION 2.05. Counterparts. This First Supplemental Senior Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.


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     SECTION 2.06. Responsibility of the Trustee. The recitals contained herein shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Senior Indenture.




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     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental
Senior Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of September 15, 2000.

                                            MORGAN STANLEY DEAN WITTER & CO.

[CORPORATE SEAL]
                                            By: /s/ Alexander C. Frank
                                               --------------------------------
                                               Name:  Alexander C. Frank
                                               Title: Treasurer

Attest:

By: /s/ Ronald T. Carman
   -----------------------------------
   Assistant Secretary

                                            THE CHASE MANHATTAN BANK,
                                            TRUSTEE

[CORPORATE SEAL]
                                            By: /s/ T.J. Foley
                                               --------------------------------
                                               Name:  T.J. Foley
                                               Title: Vice President

Attest:

By: /s/ Timothy E. Burke
   ----------------------------------
   Vice President


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STATE OF NEW YORK    )
                     ) ss.:
COUNTY OF NEW YORK   )


     On this 28th day of September 2000 before me personally came Alexander C. Frank to me personally known, who, being by me duly sworn, did depose and say that he resides at New York, N.Y.; that he is the Treasurer of Morgan Stanley Dean Witter & Co., one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation and that he signed his name thereto by like authority.

[NOTARIAL SEAL]

                                             /s/ Michael M. O'Brien
                                            -------------------------------
                                            Notary Public


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STATE OF NEW YORK    )
                     ) ss.:
COUNTY OF NEW YORK   )


     On this 28th day of September 2000 before me personally came T.J. Foley to me personally known, who, being by me duly sworn, did depose and say that he resides at Bethpage, N.Y.; that he is a Vice President of The Chase Manhattan Bank, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation and that he signed his name thereto by like authority.

[NOTARIAL SEAL]

                                             /s/ Annabelle DeLuca
                                            -------------------------------
                                            Notary Public


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